Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.            ) of our report dated December 27, 2016 relating to the consolidated financial statements, which appears in ObsEva SA’s Registration Statement on Form F-1 (Amendment No. 3) (No. 333-215383).

PricewaterhouseCoopers SA

/s/ Michael Foley	/s/ Corinne Pointet Chambettaz
Michael Foley	Corinne Pointet Chambettaz

Geneva, Switzerland

February 22, 2017

    PricewaterhouseCoopers SA, avenue Giuseppe-Motta 50, Case postale, CH-1211 Genève 2, Switzerland

    Telephone: +41 58 792 91 00, Facsimile: +41 58 792 91 10, www.pwc.ch

    PricewaterhouseCoopers SA is a member of the global PricewaterhouseCoopers network of firms, each of which is a separate and independent legal entity.